Exhibit (a)(1)(v)

        Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Opsware Inc.
at
$14.25 Net Per Share
Pursuant to the Offer to Purchase dated August 3, 2007
by
Orca Acquisition Corporation
a wholly-owned subsidiary of
Hewlett-Packard Company

August 3, 2007

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase, dated August 3, 2007 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), relating to the offer by Orca Acquisition Corporation, a Delaware corporation ("Purchaser") and wholly-owned subsidiary of Hewlett-Packard Company, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.001 per share ("Shares"), of Opsware Inc., a Delaware corporation (the "Company"), at a price of $14.25 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is a letter to the Company's stockholders from Benjamin Horowitz, President and Chief Executive Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

        We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

        Your attention is directed to the following:

          1.     The offer price is $14.25 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

          2.     The Offer is being made for all outstanding Shares.

          3.     The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on Thursday, August 30, 2007, unless the Offer is extended (the "Expiration Date").

          4.     After careful consideration, the board of directors of the Company (i) determined that the Merger Agreement is advisable and fair to, and in the best interests of, the Company and its stockholders; (ii) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, taken together, are at a price and on terms that are in the best interests of the Company and its stockholders; (iii) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger; and (iv) recommends that the Company's stockholders accept the Offer, tender their Shares pursuant to the Offer and, if required, adopt the Merger Agreement.

          5.     The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn before the Expiration Date a number of Shares, which, when added to any Shares already owned by Parent or Purchaser, represents at least a majority of the total number of Shares outstanding immediately prior to the Expiration Date on a fully diluted basis and no less than a majority of the voting power of the Shares outstanding immediately prior to the Expiration Date on a fully diluted basis and entitled to vote in the election of directors or (if a greater majority) upon the adoption of the Merger Agreement (such condition, the "Minimum Condition"); (ii) any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated and any approvals required under applicable antitrust laws of China and Germany having been obtained, in each case, free of any conditions imposing a Divestiture (as defined in the Offer to Purchase); and (iii) there not being any "Company Material Adverse Effect" (as defined in the Offer to Purchase) at the time the Offer expires. The Offer is also subject to certain other conditions described in the Offer to Purchase. There is no financing condition to the Offer.

          6.     The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of July 20, 2007 (as it may be amended, the "Merger Agreement"), among the Company, Parent and Purchaser, pursuant to which, after completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company, with the Company as the surviving corporation (the "Merger"), and each issued and outstanding Share will, by virtue of the Merger, and without any action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash equal to the per Share price paid pursuant to the Offer, without interest and less any required withholding taxes, upon the surrender of the certificate formerly representing such Share.

          7.     Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth on the reverse. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form.

        Payment for Shares will be in all cases made only after Purchaser accepts such Shares for payment pursuant to the Offer and the timely receipt by Computershare Trust Company, N.A. (the "Depositary") of (i) certificates for such Shares or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (ii) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal), and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.

        Purchaser is not aware of any other state where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, Purchaser will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, Purchaser cannot comply with the state statute, Purchaser will not make the Offer to, nor will Purchaser accept tenders from or on behalf of, the holders of Shares in that state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, Purchaser will endeavor to make arrangements to have the Offer made on its behalf by J.P. Morgan Securities Inc., the dealer manager for the Offer, or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Instructions with respect to
Offer to Purchase for Cash
All Outstanding Common Stock
of
Opsware Inc.
at
$14.25 Net Per Share
Pursuant to the Offer to Purchase dated August 3, 2007
by
Orca Acquisition Corporation
a wholly-owned subsidiary of
Hewlett-Packard Company

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 3, 2007 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), relating to the offer by Orca Acquisition Corporation ("Purchaser"), a wholly-owned subsidiary of Hewlett-Packard Company, to purchase all outstanding shares of common stock, par value $0.001 per share ("Shares"), of Opsware Inc., at a price of $14.25 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

        This will instruct you to tender the number of Shares below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

        The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to Computershare Trust Company, N.A. (the "Depositary") will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

Number of Shares to be Tendered:*

Signature(s):

Name(s):
(Please Print)
Address(es):
(Include Zip Code)
Area Code and Tel. No:

Dated:	, 2007

*
Unless otherwise indicated, it will be assumed that all Shares held for the signatory's account are to be tendered.